UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2019
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, the Federal Housing Finance Agency (Finance Agency) informed the Bank of its non-objection to the Board-approved 2019 performance goals, qualifiers, and award scales under the Bank's Executive Incentive Plan ("EIP"). The EIP is an incentive plan established by the Board for senior executive officers (excluding the Chief Audit Executive) under which participants are eligible to receive an annual total incentive award (Annual Award) for the achievement of performance goals for designated performance periods. Under the EIP, any Annual Award for the 2019 performance period would vest in two parts: 50% of the Annual Award (Year-End Award) would vest on the last day of 2019 subject to, among other things, the achievement of the 2019 performance goals and 2019 qualifiers and the participant receiving a satisfactory performance rating for the 2019 performance period; and the remaining fifty percent (50%) of the Annual Award would vest at the end of a 3-year deferral period (Deferred Award) subject to, among other things, the satisfaction of the 2019 qualifiers and the participant receiving a satisfactory performance rating for the 3-year deferral period.

Performance goals and qualifiers are the factors established annually by the Board for each performance period and taken into consideration in determining the amount of an Annual Award. Under the EIP, the 2019 performance period goals for the Year-End Award and Deferred Award relate to risk management; franchise enhancement; community investment; and diversity and inclusion.

The 2019 qualifiers under the EIP are: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the Finance Agency, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.

The 2019 performance goal measures range from 75% of target (Threshold) to 150% of target (Far Exceeds). If the total weighted achievement level of the Bank’s performance goals and individual goals is between 75% and 150% of target, the range of Annual Awards for the participants as a percentage of base salary would be 40% to 100%.

Annual Awards, if any, under the EIP are to be paid in accordance with the terms of the EIP following Board approval and completion of any required regulatory review.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 12, 2019	By:	/s/ Kevin A. Gong
Kevin A. Gong Senior Vice President and Chief Corporate Securities Counsel